Exhibit 23.3
Consent of Ernst & Young LLP, Independent Auditors of Regulus Therapeutics Inc.
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2009 Stock Incentive Plan of Alnylam Pharmaceuticals, Inc. of our report dated February 26, 2010, with respect to the financial statements of Regulus Therapeutics Inc., included in Alnylam Pharmaceuticals, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
San Diego, California
February 26, 2010